Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in Registration Statement Nos. 333-44725 and 333-127500 on Form S-8 pertaining to enherent Corp.’s Amended and Restated 1996 Stock Incentive Plan and enherent Corp.’s 2005 Stock Incentive Plan of our report dated March 28, 2006 pertaining to the financial statements and related financial statement schedule of enherent Corp. appearing in this Amended Annual Report on Form 10-K/A of enherent Corp.
/s/ Cornick, Garber & Sandler, LLP
New York, NY
May 15, 2006